

PROSPECTUS SUPPLEMENT                                                FILE NO. 333-59997
(TO THE PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED JULY 30, 1998)        RULE 424(B)(3)
PROSPECTUS NUMBER: 1743




                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES



PRINCIPAL AMOUNT:       $50,000,000                 ORIGINAL ISSUE DATE:               August 4, 1998


CUSIP NUMBER:           59018S M35                  STATED MATURITY DATE:              August 4, 2000


INTEREST CALCULATION:                               DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                      /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                      / / 30/360
(FIXED INTEREST RATE):                              / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/x/ LIBOR                                           / / COMMERCIAL PAPER RATE
/ / CMT RATE                                        / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                      / / CD RATE
/ / FEDERAL FUNDS RATE                              / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                                DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                                  LIBOR TELERATE PAGE: 3750
CMT REUTERS PAGE:                                   LIBOR REUTERS PAGE:


INDEX MATURITY:         Three Months                MINIMUM INTEREST RATE:             Not Applicable


SPREAD:                 0.050%                      MAXIMUM INTEREST RATE:             Not Applicable


INITIAL INTEREST RATE:  5.7375%                     SPREAD MULTIPLIER:                 Not Applicable


OTHER PROVISIONS:       On August 4, 1999, Merrill Lynch & Co. may exercise a one-time right to convert in whole, but not in part, the entire principal amount of the Notes to regular Fixed Rate Notes at a rate of 6.20% per annum on a 30/360 day-count basis and payable semi- annually on the
                        4th of February and August, commening February 4, 2000.


INTEREST RESET DATES:   Quarterly, on the 4th of February, May, August and November, commencing
                        November 4, 1998; subject to modified following business day convention.


INTEREST PAYMENT DATES: Quarterly, on the 4th of February, May, August and November, commencing
                        November 4, 1998; subject to modified following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  July 30, 1998

